Exhibit 3.2

CASI PHARMACEUTICALS, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE 1

OFFICES

The Corporation shall at all times maintain a registered office in the State of Delaware and a registered agent at that address but may have other offices located in or outside of the State of Delaware as the Board of Directors of the Corporation (the “Board”) may determine.

ARTICLE 2

STOCKHOLDERS’ MEETINGS

2.1 Time and Place of Meetings. All meetings of stockholders shall be held at such time or times and at such date or dates, place or places in or outside the State of Delaware as the Board may determine or, in the absence of a determination by the Board, the Chairman of the Board (“Chairman”), and as stated in the notice of the meeting. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that meetings of stockholders shall not be held at any place, but may instead be held by means of remote communications, subject to the applicable provisions of the General Corporation Law of Delaware and such guidelines and procedures as the Board may adopt. The Board may postpone and reschedule any previously scheduled annual or special meeting of stockholders.

2.2 Annual Meetings. The annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held when designated by the Board. If the annual meeting is not held on the date designated, it may be held as soon thereafter as convenient and shall be called the annual meeting.

2.3 Special Meetings. Special meetings of stockholders may be called only by the Chairman within 10 days after the receipt of a written request of a majority of the Board. Any such request by a majority of the Board must be sent to the Chairman and must state the purpose of the proposed meeting.

2.4 Notice of Meetings; Adjournment of Meetings. Written notice of the time, date, place, if any, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the specific purpose or purposes for which such meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of such meeting, unless such notice is waived as provided in Section 6.2 of these Bylaws. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to such stockholders at such stockholder’s address as it appears on the records of the Corporation. When a meeting is adjourned to the same or another place, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, of if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, a notice of the adjourned meeting must be provided to each stockholder of record entitled to vote at the meeting. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

2.5 Inspectors. The Board, Chairman or the Chief Executive Officer may appoint one or more inspectors of elections to act as judges of the voting and to determine those persons entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting. The Board, the Chairman or the Chief Executive Officer may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

2.6 Quorum. At any meeting of stockholders, the holders of a majority of the number of shares of stock outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum is not present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting, and the meeting may be held as adjourned without further notice, until a quorum is present or represented. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.7 Voting; Proxies. At all meetings of stockholders, each stockholder entitled to vote on the record date, as determined under Section 5.3 of these Bylaws or, if not so determined, as prescribed under the laws of the State of Delaware, shall be entitled to one vote for each share of stock standing of record in his name, subject to any restrictions or qualifications set forth in the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or any amendment thereto or any Certificate of Designations for any class of Preferred Stock. Each such vote may be cast either in person or by proxy. Every proxy must be authorized in a manner permitted by Section 212 of the General Corporation Law of the State of Delaware of any successor provision. Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person of by providing written notice to the Secretary of the Corporation at the Corporation’s principal executive offices. When a quorum is present at any meeting of stockholders, the affirmative vote of a majority of the number of shares of stock present in person or represented by proxy at the meeting and entitled to vote thereon shall decide any question brought before such meeting unless the question is one upon which a different vote is required by express provision of the laws of the State of Delaware, the Certificate of Incorporation or these Amended and Restated Bylaws (the "Bylaws"), in which case such express provision shall govern.

2.8 Order of Business.

(a) The Chairman, or such officer of the Corporation as designated by a majority of the Board, will call meetings of stockholders to order and will act as the presiding officer thereof. Unless determined by the Board prior to the meeting, the presiding officer of the meeting of stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) that may attend such stockholders’ meeting, by ascertaining whether any such stockholder or his or her proxy may be excluded from any meeting of stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.

(b) At an annual meeting of stockholders, only such business will be conducted or considered as is properly brought before the annual meeting. To be properly bought an annual meeting, business must be (i) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Section 2.4 of these Bylaws, (ii) otherwise properly bought before the annual meeting by the presiding officer or at the direction of a majority of the Board, or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with Section 2.8(c).

(c) For business to be properly requested by a stockholder to be brought before an annual meeting, (i) the stockholder must be a stockholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in these Bylaws, (ii) the stockholder must be entitled to vote at such meeting, and (iii) the stockholder must have given timely notice thereof in writing to the Secretary. Except as otherwise provided by law, to be timely a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60, nor more than 90, calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if there was no annual meeting in the preceding year or the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after, the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and series and number of shares of capital stock of the Corporation that are owned beneficially and/or of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings among such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (E) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting. Notwithstanding the foregoing provisions of this Section 2.8(c), a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Exchange Act”) with respect to the matters set forth in this Section 2.8(c), including without limitation any such rules or regulations relating to the delivery of a proxy statement and form of proxy. For purposes of this Section 2.8(c) and Section 3.4 of these Bylaws, “public disclosure” means disclosure in a press release report by the Dow Jones News Service, Associated Press, or comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act or furnished by the Corporation to stockholders. Nothing in this Section 2.8(c) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(d)  At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman or a majority of the Board in accordance with Section 2.4 of these Bylaws or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board.

(e)  Except as otherwise provided by law, the determination of whether any business sought to be brought before any annual or special meeting of stockholders is properly brought before such meeting in accordance with this Section 2.8 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted.

ARTICLE 3

BOARD OF DIRECTORS

3.1 Function. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which shall have all the powers authorized by the laws of the  State of Delaware, subject to such limitations as may be provided by the Certificate of Incorporation or these Bylaws.

3.2 Number, Qualification, Election and Terms; Resignation.

(a)  The number of Directors of the Corporation shall be fixed by resolution duly adopted by the Board. As described in the Certificate of Incorporation, the Directors shall be classified, with respect to the term for which they hold office, into three classes, as nearly equal in number as possible. At each annual meeting of stockholders, the successor or successors of the class of Directors whose terms expires at that meeting shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. Directors need not be stockholders, nor need they be residents of the State of Delaware.

(b)  Any Director may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Board or to the Chairman, the Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

(c)  Any employee of the Corporation or a subsidiary of the Corporation who serves on the Board shall be deemed to have tendered his resignation from the Board at the time such employee gives notice of termination of his employment with the Corporation or any subsidiary, as the case may be, or upon the termination of such employment for any reason, whichever occurs first; provided, however, that the Board, in its sole discretion, may decline to accept the resignation of the former employee from the Board if the former employee agrees to continue to serve on the Board notwithstanding the termination of his employment and if the Board determines that the continued service of the former employee on the Board is in the best interests of the Corporation and its stockholders.

3.3 Vacancies. Consistent with the Certificate of Incorporation, any vacancy in the Board caused by reason of death, incapacity, resignation, removal, increase in the authorized number of Directors or otherwise, shall be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director. Any Director so filling such a vacancy shall serve until the next annual meeting of stockholders and the election and qualification of his successor or until his earlier resignation or removal as provided in the Certificate of Incorporation or these Bylaws. When the number of Directors is increased or decreased, the Board shall determine the class or classes to which the increased or decreased number of Directors shall be appointed so as to maintain each class as nearly equal in number as possible; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director.

3.4 Nomination of Directors.

(a)  Stockholders may elect Directors at, and only at, an annual meeting of stockholders, and only persons who are nominated in accordance with this Section 3.4 will be eligible for election as Directors at a meeting of stockholders.

(b)  Nominations of persons for election as Directors may be made only at an annual meeting of stockholders (i) by or at the direction of the Board or a committee thereof or (ii) by any stockholder that is a stockholder of record at the time it gives the notice provided for in this Section 3.4, who is entitled to vote for the election of Directors at such annual meeting, and who complies with the procedures set forth in this Section 3.4. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.

(c)  Except as otherwise provided by law, to be timely a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60, nor more than 90, calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if there was no annual meeting in the preceding year or if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper written form, such stockholder’s notice must be set forth or include: (i) the name and address, as they appear on the Corporation’s books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and/or or record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a Director of the Corporation if so elected.

(d)  Except as otherwise provided by law, the presiding officer of any annual meeting shall have the power and duty to determine whether any nomination was made in accordance with the procedures set forth in these Bylaws and, if any nomination is not in compliance with these Bylaws, to declare to the meeting that such defective nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.4, a stockholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 3.4, including without limitation any such rules or regulations relating to the delivery of a proxy statement and form of proxy.

3.5 Compensation. The Board, or a committee thereof, may establish the compensation for, and the reimbursement of expenses of, Directors for services as such to the Corporation, including, but not limited to, fees for attendance at meetings of the Board or any committee thereof.

3.6 Meetings and Quorum.

(a)  Meetings of the Board may be held either in or outside of the State of Delaware. At all meetings of the Board, a quorum shall be one-half of the then authorized number of Directors, but not less than two Directors unless a Board of one Director is authorized, in which event one Director shall constitute a quorum. Except for the designation of committees as hereinafter provided and except for actions required by these Bylaws or the Certificate of Incorporation, the act of a majority of the Board present at any meeting at which a quorum is present will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting to another place, time or date, without notice other than announcement at the meeting.

(b)  The Board may hold a regular meeting immediately after each annual meeting of stockholders and without further notice other than these Bylaws. The Board may provide for the holding of additional regular meetings with or without notice and may fix the times and places at which such meetings are to be held.

(c)  Special meetings of the Board may be called at any time by the Chairman, Chief Executive Officer, or President on one day’s notice to each Director by whom such notice is not waived, and will be called by the Chairman, Chief Executive Officer or President, on like notice, upon the request of a majority of the Board. Notice of special meetings may be given by written, electronic, telegraphic or telephonic means. Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the laws of the State of Delaware, the Certificate of Incorporation, or these Bylaws.

3.7 Committees. The Board, by resolution passed by a majority of the Board, may designate one or more committees. Except as provided in these Bylaws or by law, any committee of the Board, to the extent provided by resolution adopted by the Board, will have and may exercise all powers and authority of the Board in the direction or the management of the business and affairs of the Corporation. Each such committee shall have such name and such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board. Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board shall constitute a quorum for the transaction of business, and the act of a majority of the members present at the meeting at which there is a quorum will be the act of such committee.

The members of each committee of the Board shall serve in such capacity at the pleasure of the Board or as may be specified in any resolution adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or other disqualified member at any meeting of such committee.

Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

3.8 Participation in Meetings by Remote Communications. Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or any such committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

3.9 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and such consent is filed with the minutes of proceedings of the Board or committee.

ARTICLE 4

OFFICERS

4.1 Titles and Election. The officers of the Corporation shall be selected by the Board and will consist of the Chief Executive Officer, the President, the Secretary and the Treasurer. The Board, in its discretion, may also at any time elect or appoint one or more Vice Presidents, a Chief Operating Officer and one or more Assistant Secretaries and Assistant Treasurers and such other officers as it may deem advisable. Notwithstanding the foregoing, by specific action the Board may authorize any committee or the Chairman to appoint any person to any office other than Chief Executive Officer, President, Secretary or Treasurer. Any number of offices may be held by the same person.

4.2 Authority and Duties. Each officer of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices or as may be prescribed or determined by the Board.

4.3 Resignations, Removals and Vacancies.

(a) Any officer may resign at any time by giving written notice thereof to the Board, the President, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

(b)  Each officer of the Corporation shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation, disqualification or removal. Subject to the provisions of any validly existing agreement, any officer may be removed at any time by the affirmative vote of a majority of the Board, with or without cause.

(c)  Any office may be left vacant as the Board may determine, and the Board may at any time fill any vacancy among the officers of the Corporation. The Board may at any time delegate the powers and duties of any officer for the time being to any other officer, any employee, or any Director.

4.4 Compensation. The compensation of the executive officers of the Corporation shall be fixed by the Board or a committee thereof. The Board or a committee thereof may fix, or delete the power to fix, the compensation of other officers and agents of the Corporation to an officer of the Corporation.

4.5 Execution of Documents and Action with Respect to Securities of Other  Corporations. The President and the Chief Executive Officer shall each have, and each is hereby given, full power and authority, except as otherwise required by law or directed by the Board or the stockholders of the Corporation, (i) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments and (ii) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporations. The President or the Chief Executive Officer may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which the President or the Chief Executive Officer is authorized to take under this Section 4.5, with such limitations as the President or the Chief Executive Officer may specify; such authority so delegated by the President or the Chief Executive Officer shall not be re-delegated by the person to whom such execution authority has been delegated.

ARTICLE 5

CAPITAL STOCK

5.1 Certificates of Stock; Uncertificated Shares. Every stockholder shall be entitled to a certificate or certificates representing shares of the capital stock of the Corporation in such form as may be prescribed or authorized by the Board, subject to applicable statutory requirements. Each such certificate will be duly numbered and its issuance recorded in the books of the Corporation, and such certificate will set forth the holder’s name and the number and kind of shares represented thereby. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. Any or all of such signatures may be in facsimile.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Notwithstanding the foregoing provisions regarding certificates for stock, the Board may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation (or the transfer agent or registrar, as the case may be).

5.2 Transfer of Stock. Shares of the capital stock of the Corporation shall be transferable only upon the books of the Corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile. The Board may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars and may make or authorize such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of the stock. Uncertificated shares of stock may be transferred in accordance with such rules and regulations as the Chairman of the Board, the President, or any Vice President and the Treasurer or the Secretary of the corporation may deem expedient concerning such transfer.

5.3 Record Dates.

(a)  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or to express consent to corporate action in writing without a meeting, or in order to make a determination of stockholders for any other proper purposes, the Board may fix a record date, which shall not be more than 60 nor less than 10 days prior to such meeting or prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no such record date is fixed by the Board, the record date shall be that prescribed by the laws of the State of Delaware.

(b)  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(c)  The Corporation will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.

5.4 Lost, Stolen or Destroyed Certificates. In case of loss or mutilation or destruction of a stock certificate, a duplicate certificate (or uncertificated shares) may be issued upon such terms as may be determined or authorized by the Board or a committee thereof, or by the President or the Chief Executive Officer if the Board or a committee thereof does not do so. As a condition precedent to the issuance of a new certificate or certificates, the Board, President or Chief Executive Officer may require the owners of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Board, President or Chief Executive Officer may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

ARTICLE 6

NOTICES

6.1 Requirements of Notice. Whenever notice is required to be given to any Director or stockholder by statute, the Certificate of Incorporation or these Bylaws, such notice may be given (i) in person, (ii) by mail or courier service, postage prepaid, directed to the address of such person as it appears on the record of the Corporation, or (iii) by telephone, facsimile, electronic transmission or similar means; provided, however, that any stockholder provided notice by such means has consented to receive notice by such means. Any notice shall be deemed to be given at the time when such notice is deposited in the U.S. mail, to the extent mailed, or when transmitted, to the extend transmitted by telephone, facsimile, electronic transmission or similar means.

6.2 Waivers. Whenever notice or other formality is required by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such a meeting, except where the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE 7

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

7.1 Definitions. As used in this article, the term “Person” means any past, present or future Director, officer or employee of the Corporation or a designated officer or employee of an operating division or subsidiary of the Corporation.

7.2 Indemnification Granted. The Corporation shall indemnify, to the full extent and under the circumstances permitted by the Delaware General Corporation Law in effect, any Person as defined above, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, agent or employee of the Corporation or a subsidiary of the Corporation, or designated officer of an operating division or subsidiary of the Corporation, or is or was serving at the specific request of the Corporation as a Director, officer, employee or agent of another company or other enterprise in which the Corporation should own, directly or indirectly, an equity interest or of which it may be a creditor.

The right of indemnification shall not be deemed exclusive of any other rights to which a person indemnified herein may be entitled by Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a Director, officer, designated officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person. It is not intended that the provisions of this article be applicable to, and they are not to be construed as granting indemnity with respect to matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America, whether as a matter of public policy or pursuant to statutory provision.

7.3 Miscellaneous. The Board may also on behalf of the Corporation grant indemnification to any individual other than a person defined herein to such extent and in such matter as the Board in its sole discretion may at any time determine.

ARTICLE 8

GENERAL

8.1 Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year or such other date as may be fixed by resolution of the Board.

8.2 Seal. The corporate seal of the Corporation shall be in such form as the Board shall determine and may consist of a facsimile thereof or the word “Seal” enclosed in parentheses.

8.3 Reliance Upon Books, Reports and Records. Each Director, each member of a committee designated by the Board and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to the matters the Director, committee member or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

8.4 Amendments. Except as provided otherwise by the laws of the State of Delaware, the Certificate of Incorporation or elsewhere in these Bylaws, these Bylaws may be amended or repealed either:

(a)  at any meeting of stockholders at which a quorum is present by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting as provided in Sections 2.6 and 2.7 of these Bylaws, or

(b)  at any meeting of the Board by a majority vote of the Directors then in office; provided that the notice of such meeting of stockholders or Directors or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal.

ARTICLE 9

FORUM

9.1 Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision.

9.2 Unless the Corporation consents in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim arising under any provision of the DGCL, the Certificate of Incorporation or the Bylaws of the Corporation; or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity that acquires any interest in shares of capital stock of the Corporation will be deemed to have notice of and to have consented to the provisions of this section.